UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 26, 2010
(Date of earliest event reported)

Genesis Electronics Group, Inc.
(Exact name of registrant as specified in its charter)

      Nevada                        333-118993                41-2137356
(State or other jurisdiction  (Commission File Number)       (IRS Employer
 of incorporation)                                         Identification No.)

      5555 Hollywood Blvd.
      Suite 303
      Hollywood, FL 33021
(Address of principal executive offices (zip code)

(954) 272-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On October 26, 2010, Larry O'Donnell, CPA, P.A., its independent public accountant resigned due to Larry O'Donnell's decision to reduce his public company audit work and the sale of his public company audit practice.

Larry O'Donnell, CPA, P.A.'s reports on our financial statements as of and for the fiscal year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report contained a going concern qualification as to the ability of us to continue.

During Genesis' two most recent fiscal years, December 31, 2009 and 2008, and the subsequent period through the date of resignation, January 1, 2010 through October 26, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Larry O'Donnell, CPA, P.C., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.

(b) On November 1, 2010, the board of directors of Genesis engaged the accounting firm of Malcolm L. Pollard, Inc. as principal accountants of Genesis for the fiscal year ended December 31, 2010. Genesis did not consult with Malcolm L. Pollard, Inc. during the most recent two fiscal years and the subsequent interim period preceding the engagement of Malcolm L. Pollard, Inc. on November 1, 2010 regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Genesis' financial statements. Neither written nor oral advice was provided that was an important factor considered by Malcolm L. Pollard, Inc. in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16 - Letter from Larry O'Donnell, CPA, P.A. dated November 3,
2010.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2010

GENESIS ELECTRONICS GROUP, INC.

By:     /s/Edward C. Dillon
        ------------------
Name:   Edward C. Dillon
Title:  Chief Executive Officer